UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: November 14, 2012)

Gulf United Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52322	20-5893642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 22165
Houston, Texas 77227-2165
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 942-6575

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 Other Events

On November 14, 2012, Gulf United Energy, Inc. (the “Company”), through its wholly owned subsidiary Gulf United Energy del Colombia Ltd., and SK Innovation Co. LTD (“SK”) terminated the farmout agreements relating to the assignment to the Company from SK of an undivided fifty percent (50%) participation interest in Block VIM-2 and an undivided forty percent (40%) participation interest in Block SSJN-5.  In connection with the termination of the farmout agreements, the Company has assigned its interests in Blocks VIM-2 and SSJN-5 back to SK.  The Company will not be required to make any payments to SK for any past costs or ongoing costs incurred by SK on the two blocks prior to the effective date of the terminations.  The Company has agreed to indemnify SK for any liability that may arise in connection with the termination agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 14, 2012

GULF UNITED ENERGY, INC.

By:	/S/ JOHN B. CONNALLY III
John B. Connally III, Chief Executive Officer